REAL ESTATE PURCHASE AGREEMENT

PARTIES: Oasis Fields, L.L.C. - Buyer, a Nevada limited liability corporation, with a mailing address of P. O. Box 4127 Ormond Beach, Florida 32175.

         Oasis International Hotel & Casino, Inc. - Seller, a Nevada Corporation with its offices located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

PROPERTY:      2.145  acres,  designated  as Parcel No. 2 as shown on the Parcel
               Map for Oasis International Hotel and Casino,  Inc., filed in the office of the Elko County  Recorder,  Elko,  Nevada,  at file no.
               433771,  located in a portion of  Sections 2 and 3,  Township  38
               North, Range 66 East, M.D.B.&M. and as more specifically set forth in Exhibit "A" as attached hereto.

         Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the property as set forth above upon the following terms and conditions:

         Price:           Total   purchase  price  shall  be  $600,000  for  the
                          property as described herein above, the purchase price to be paid as provided for at the time of closing.

         Payment: The purchase price of $600,000 is to paid at closing, cash payment of $120,000, the balance to be seller financed for one year bearing an interest rate of 7% per annum.

DEPOSIT: Within 10 calendar days of this agreement, both parties shall deposit with an agreed and designated Escrow Holder, all funds and instruments necessary to complete the sale in accordance with the terms hereof.

CLOSING: This transaction shall be closed on or before ten days from the date hereof, or thereafter if extended by the agreement of both parties hereto. Closing shall occur when: (a) Buyer and Seller have signed and delivered to an escrow/title company all documents required by this Contract, by written escrow instructions and by applicable law; and (b) the monies required to be paid under these documents, have been delivered to the escrow/title company in the form of cashier's check, collected or cleared funds. Seller and Buyer shall each pay one-half (1/2) of the escrow Closing fees. Taxes and assessments for the current year, rents, and interest on assumed obligations shall be prorated as set forth in this Section. Prorations set forth in this Section shall be made as of the date of Closing.

POSSESSION:  Seller shall have right to possession upon closing.

BROKER & AGENTS: The parties hereby agree and acknowledge that each party is liable for any payments to each parties respective brokers or agents.

EVIDENCE  OF TITLE:  Seller  has,  or shall  have at  Closing,  fee title to the

Property and agrees to convey such title to Buyer by deed, free of financial encumbrances as warranted herein.

SELLER'S DISCLOSURES: Seller will deliver to Buyer the following Seller Disclosures; (a) a copy of all loan documents relating to any loan now existing which will encumber the Property after Closing; and (b) a copy of all leases affecting the Property not expiring prior to Closing. Seller agrees to pay any title commitment cancellation charges.

GENERAL CONTINGENCIES: Buyer's approval of the content of items referenced in Seller's Disclosures and Buyer's inspection of the Property. Any inspection shall be paid for by Buyer and shall be conducted by an individual/company of Buyer's choice. Seller agrees to fully cooperate with such inspection and a walk-though inspection of the Property as reasonably requested by the Buyer.
         Buyer shall have 5 days after receipt of the content of Seller's Disclosures to determine, if, in Buyer's sole discretion, the content of all Seller Disclosures is acceptable.
         If Buyer does not deliver a written objection to Seller regarding a Seller Disclosure or the Property Inspection within the time provided above, that document or inspection will be deemed approved or waived by Buyer.
         If Buyer objects, Buyer and Seller shall have 10 calendar days after receipt of the objections to resolve Buyer's objections. Seller may, but shall not be required to, resolve Buyer's objections. If Buyer's objections are not resolved within the 10 calendar days, Buyer may void this Contract by providing written notice to Seller within the same 10 calendar days. If this contract is not voided by Buyer, Buyer's objection is deemed to have been waived. However, this waiver does not affect any other matters warranted by Seller.

CHANGES DURING TRANSACTION: Seller agrees that no changes in any existing leases shall be made, no new leases entered into, and no substantial alterations or improvements to the Property shall be made or undertaken without the written consent of the Buyer.

AUTHORITY OF SIGNERS: The persons executing this Contact on behalf of the Buyer and the Seller warrant that each has the authority to do so and to bind the named Buyer and Seller corporations.

COMPLETE CONTRACT: This instrument together with its addenda, any attached exhibits, and Disclosures constitute the entire Contract between the parties and supersedes and replaces any and all prior negotiations, representations, warranties, understandings, term sheets or contracts between the parties. This Contract cannot be changed except by written agreement of the parties.

DISPUTE RESOLUTION: The parties agree that any dispute or claim relating to this Contract, including but not limited to the breach or termination of this Contract, or the services related to this transaction, shall first be submitted to mediation in accordance with the Rules of the American Arbitration Association. Disputes shall include representations made by the parties, any broker or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the Property to which this Contract pertains, including without limitation, allegations of concealment, misrepresentation, negligence and/or fraud. Each party agrees to bear its own costs of mediation. Any agreement signed by the parties pursuant to the mediation shall be binding. If mediation fails, the procedures applicable and remedies available under this Contract shall apply. Nothing in this paragraph shall prohibit any party from seeking emergency equitable relief pending mediation. The parties agree that mediation under this paragraph is not mandatory, but is optional upon agreement of all parties.

DEFAULT: If Buyer defaults, Seller may elect to either retain any payments made as liquidated damages or to return the Deposit and sue Buyer to enforce Seller's rights. If Seller defaults, Buyer is entitled to the return of any payments or to sue Seller to enforce Buyer's rights. Where a section of this Contract provides a specific remedy, the parties intend that the remedy shall be exclusive regardless of rights which might otherwise be available under common law.

ATTORNEY'S FEES: In any action arising out of this Contract, the prevailing party shall be entitled to costs and reasonable attorney's fees.

APPLICABLE LAW AND VENUE DESIGNATION: The parties agree that the Law of the State of Nevada shall apply to any issue arising under this Agreement and the parties further agree and stipulate that the Courts located in the County of Elko, Nevada have jurisdiction to hear and rule upon any dispute arising under this Agreement.

ABROGATION: Except for express warranties made in this Contract, the provisions of this Contract shall not apply after Closing.

RISK OF LOSS: All risk of loss or damage to the Property shall be borne by Seller until Closing.

TIME IS OF THE ESSENCE: Time is of the essence regarding the dates set forth in this transaction. Extensions must be agreed to in writing and by all parties. Performance under each section and paragraph of this Contract which references a date shall be required absolutely by 5:00 p.m. Pacific Time on the stated date.

ZONING: The parties agree to cooperate in the zoning of any of the property, including the development of a master plan for the area in support of any application by either party for zoning change applications.

HEADINGS AND CAPTIONS: The headings or captions of paragraphs are included solely for convenience. If a conflict exists between any heading or caption and the text of this Agreement, the text shall control.

SEVERABILITY: If any of the terms or provisions of this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though the invalid term or provision were not contained herein.

EXECUTION IN COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which may be executed by one of the parties, with the same force and effect as though all of the parties executing such counterparts have executed but one instrument.

FACSIMILE (FAX) DOCUMENTS: Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original.

SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

ACCEPTANCE: Acceptance occurs when Seller or Buyer, responding to any offer or counteroffer, (if any) (a) signs the offer or counter where noted to indicate acceptance; and (b) communicates to the other party or the other party's agent that the offer or counteroffer has been signed as required.

OASIS FIELDS L.L.C.
BUYER'S SIGNATURE:   /s/ Melvin Fields                                 3/24/99
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                     By: Melvin Fields                                 Date
                         Print name and Title

OASIS INTERNATIONAL HOTEL & CASINO, INC.
SELLER'S SIGNATURE:  /s/ Richard Surber                                3/24/99
                    -------------------
                     By: Richard Surber                                Date
                         Print name and Title

                                   EXHIBIT "A"

                            REAL PROPERTY DESCRIPTION

         Real property located in the County of Elko, State of Nevada, described as follows:

TRACT:

         Parcel No. 2, as shown on Parcel Map for OASIS INTERNATIONAL HOTEL and CASINO, INC., filed in the office of the County Recorder of Elko County on October 15, 1998, as File NO. 433771, located in a portion of
         Section 2, Township 38 North, Range 66 East, M.D.B. & M.

         EXCEPTING THEREFROM that portion of said land, as reserved by the State of Nevada, in deed recorded July 18, 1950, in Book 58, Page 287, Deed Records, Elko County, Nevada.

         FURTHER EXCEPTING THEREFROM all oil and gas, in the land so patented, and to it or person authorized by it, the right to prospect for, mine and remove deposits from the same upon compliance with the conditions and subject to the provisions and limitations of the Act of July 17, 1914, (38 Stat. 509), as reserved by the UNITED STATES OF AMERICA, in deed recorded December 13, 1966, in Book 76, Page 684, Official Records, Elko County, Nevada.